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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Ulticom, Inc. on Form S-1 of our report dated February 25, 2000 (March 13, 2000 as to Note 1), appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


September 6, 2000
New York, New York